UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 14, 2015, HNR Finance B.V., an indirect majority owned subsidiary of Harvest Natural Resources, Inc. (the “Company”), entered into a non-binding term sheet (the “Term Sheet”) with Corporacion Venezolana del Petroleo, S.A. and PDVSA Social S.A. A Spanish-to-English translation of the Term Sheet is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit stockholder approval of proposals relating to the Term Sheet and other matters at the Company’s 2015 annual meeting. The Company’s stockholders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the definitive proxy statement, as well as other filings with the SEC containing information about the Company and the proposals may be obtained, when available, at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement may also be obtained, when available, without charge, by directing a request to Harvest Natural Resources, Inc., Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 or at the Company’s Investor Relations page on its corporate website at www.harvestnr.com. The Company and its directors and officers and CT Energy Holding SRL and its principals and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the proposals at the annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Term Sheet, dated as of July 14, 2015, by and among HNR Finance B.V., Corporacion Venezolana del Petroleo, S.A. and Petroleos de Venezuela S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.
Dated: July 20, 2015

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Term Sheet, dated as of July 14, 2015, by and among HNR Finance B.V., Corporacion Venezolana del Petroleo, S.A. and Petroleos de Venezuela S.A.